UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 20, 2014 (May 20, 2014)

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton, Suite 1200 Ft. Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 870-2601

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The annual stockholders meeting (the “Annual Meeting”) of Range Resources Corporation (the “Company”) was held on Tuesday, May 20, 201 at 9:00 a.m. Central Time at the Norris Conference Center, Red Oak Ballroom A, 304 Houston Street in Fort Worth, Texas. As of March 28, 2014, the record date for the Annual Meeting, there were 163,759,495 shares of common stock issued and outstanding. A quorum of 150,349,862 shares of common stock was present or represented at the Annual Meeting.

The matters submitted to a vote of security holders at the Annual Meeting were as follows:

1.	Stockholders elected each of the Company’s nine nominees for directors to serve a term of one year to expire at the 2015 Annual Meeting or until their successors are duly elected and qualified, as set forth below:

Name	Votes For	% of Voted	Votes Against	Abstentions	Broker Non-Votes
Anthony V. Dub	138,203,731	99.18%	848,066	293,666	11,004,399
V. Richard Eales	138,282,405	99.23%	771,030	292,028	11,004,399
Allen Finkelson	137,710,903	98.82%	1,342,473	292,087	11,004,399
James M. Funk	138,552,161	99.43%	435,769	357,533	11,004,399
Jonathan S. Linker	138,045,558	99.06%	1,007,414	292,491	11,004,399
Mary Ralph Lowe	138,646,100	99.49%	341,615	357,748	11,004,399
Kevin S. McCarthy	136,752,273	98.13%	2,233,880	359,310	11,004,399
John H. Pinkerton	138,285,750	99.23%	769,610	290,103	11,004,399
Jeffrey L. Ventura	138,496,126	99.39%	561,702	287,635	11,004,399

2.	Stockholders approved, on an advisory basis, the compensation of the Named Executive Officers.

Votes For	% of Voted	Votes Against	Abstentions	Broker Non-Votes
133,858,446	96.06%	5,057,038	429,979	11,004,399

3.	Stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, as set forth below:

Votes For	% of Voted	Votes Against	Abstentions	Broker Non-Votes
149,518,472	99.44%	541,458	289,932	—

4.	The stockholder proposal seeking a report for investors on the Company’s policies and plans to set quantitative targets for methane emissions was withdrawn on May 19, 2014. On that date, Proposal 4 had received less than 10% of “Votes For” the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ David P. Poole
David P. Poole
Senior Vice President-General Counsel and Corporate Secretary

Date: May 20, 2014